Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We hereby consent to incorporation by reference in the Registration Statement File No. 333-89251 on Form S-8 of Energy Exploration Technologies (formerly Pinnacle Oil International, Inc.) of our report dated February 18, 2000 appearing in the Annual Report on Form 10-K of Energy Exploration Technologies to the Board of Directors and Shareholders relating to the consolidated financial statements as of December 31, 2000.

/s/ Deloitte & Touche LLP

Chartered Accountants

Calgary, Alberta, Canada
April 2, 2001